SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): April 19, 2006

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TenthGate Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51509	20-2976749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Campus Commons Drive, Suite 100

Reston, Virginia 20191

(Address of Principal Executive Offices)(Zip Code)

(703-766-6556)

(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On April 19, 2006, TenthGate Incorporated (“TenthGate” or “Company”), a medical holding company, signed a world-wide exclusive technology license agreement with SCIENCE & TECHNOLOGY CORPORATION @ UNM (“STC”), a New Mexico nonprofit corporation with principal offices located at 801 University Blvd. SE, Suite 101, Albuquerque, NM 87106. STC has been designated by the Regents of the University of New Mexico to administer all matters pertaining to protection, utilization and commercialization of the intellectual property developed at the University to include the following:

LICENSED PATENTS AND LICENSED TECHNOLOGY

Docket No.	Title	Application Number	Date Filed
MC-272	Detecting Melanoma by Electron Paramagnetic Resonance	11/142,631	06/01/2005
MC-272.PCT	Detecting Melanoma By Electron Paramagnetic Resonance	PCT/US2005/019054	06/01/2005

Under the terms of this Agreement, the Company has agreed to issue 500,000 shares of its’s common stock and $45,000 in cash to STC as initial consideration for the world-wide exclusive license. Future benchmark payments are due to STC on the following schedule: $50,000 on the earlier of the first commercial sale of a licensed product or December 31, 2008, $50,000 upon the earlier of the first commercial sale of a licensed product incorporating the molecular imaging or December 31, 2010 and $35,000 upon the earlier of the first commercial sale of a licensed product incorporating the molecular assay or December 31, 2011. In addition to all other amounts payable to STC under this Agreement, TenthGate will pay STC an earned cumulative annual royalty on gross receipts at the rate of three percent (3%) of gross receipts per annual period. Said annual period shall end on December 31st of each year during the term of this Agreement (the “annual period”). Notwithstanding same, TenthGate has agreed to pay STC the following minimum annual royalties: $5,000 for the period ended December 31, 2006, $10,000 for the period ended December 31, 2007, $25,000 for the period ended December 31, 2008, $35,000 for the period ended December 31, 2009 $55,000 for the period ended December 31, 2010 and for December 31st of each year thereafter. The royalty amounts due from TenthGate to STC as earned royalties on gross receipts in each annual period shall be creditable against the minimum annual royalties for that annual period.

Acting through provisions of TenthGate’s existing strategic alliance agreement, UTEK Corporation (“UTEK”) assisted TenthGate in identifying and acquiring the described intellectual property license from STC. In consideration for these services, the Company has agreed to issue to UTEK 800,000 shares of the Company’s common stock in exchange for a cash investment by UTEK of $40,000.

TenthGate Incorporated, www.tenthgate.biz , is a medical holding company strategically positioned to acquire, develop and commercialize “life-changing” healthcare and wellness technologies designed to enhance the effectiveness of medical diagnostics and treatment options. The Company believes that this new technology license Agreement meets TenthGate’s “life changing” technology criteria and represents the basis for development of the next generation of melanoma diagnostic tools and unique medical devices.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 19, 2006, in accordance with the Agreement set forth above, the Company approved the issuance of 500,000 shares of restricted common stock to the Science & Technology Corporation @ UNM (“STC”) in consideration for the license set forth in the Agreement. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

On April 19, 2006, the Company approved the issuance of 800,000 shares of restricted common stock to UTEK Corporation for services rendered in identifying and acquiring the described intellectual property license from STC and the payment of $40,000. Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933 and are restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits
Number	Exhibit
10.1 99.1	License Agreement between Science and Technology Corporation @ UNM and Tenthgate Incorporated dated April 19, 2006 Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENTHGATE INCORPORATED

By:	/s/Tim Novak
Tim Novak, Chief Executive Officer

April 21, 2006